Exhibit 12.2

Certification Pursuant to Rule 13a-14(a) or Rule 15d-14(a) of the Securities Exchange Act of 1934.

I, Kalia Weintraub, certify that:

1.	I have reviewed this annual report on Form 20-F/A of Ellomay Capital Ltd.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 20, 2010

/s/ Kalia Weintraub Kalia Weintraub Chief Financial Officer